Exhibit 23(a)

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1997 appearing on page 27 of Leggett & Platt Incorporated and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/PRICE WATERHOUSE LLP

Price Waterhouse LLP

St. Louis, Missouri
June 9, 1997